Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of Federated Total Return Government Bond Fund

In planning and performing our audit of the financial
 statements of Federated Total Return
Government Bond Fund (the "Fund") for the year ended
February 28, 2005, we considered its
internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing
 and maintaining internal control.  In
fulfilling this responsibility, estimates and judgments
 by management are required to assess the expected benefits and related costs of controls.
Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with U.S. generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control,
 error or fraud may occur and not be detected.
Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards of the
 Public Company Accounting Oversight
Board (United States). A material weakness is a condition
 in which the design or operation of one
or more of the internal control components does not reduce
 to a relatively low level the risk that
misstatements caused by error or fraud in amounts that
 would be material in relation to the
financial statements being audited may occur and not be
 detected within a timely period by
employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above as of February 28, 2005.

This report is intended solely for the information and
 use of management and the Board of
Trustees of Federated Total Return Government Bond
Fund and the Securities and Exchange
Commission and is not intended to be and should not
 be used by anyone other than these
specified parties.




Boston, Massachusetts
April 8, 2005